Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Prospectus consitituing a part of the Registration Statement on Form F-1 of SMX (Security Matters) Public Limited Company of our report dated April 25, 2023, relating to the consolidated financial statements of Security Matters PTY (formerly Security Matters Limited), which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Ziv Haft
Certified Public Accountants (Isr.) BDO Member Firm

Tel Aviv, Israel

September 20, 2023